UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act 1934

Date of Report (Date of earliest event reported):      January 14, 2011

IntegraMed America, Inc,
(Exact name of registrant as specified in charter)

Delaware
(State of other jurisdiction of incorporation)

0-20260	6-1150326
(Commission file Number)	(IRS Employer Identification No.)

Two Manhattanville Road, Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone no. including area code: (914) 253-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b)
□	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On January 14, 2011, IntegraMed America, Inc. (the “Company”) entered into an amendment ( the “Amendment”) of its service agreement with Seattle Reproductive Medicine, Inc., P.S. (“SRM”) dated January 1, 2004 (the “Agreement”). Pursuant to the Amendment, in consideration of, among other things, the physician-shareholders of Northwest Center for Reproductive Sciences, a Seattle, Washington medical practice (“NCRS”), merging their practice with SRM, the Company funded the merger, acquired certain assets and assumed certain liabilities of NCRS. The Amendment also provides for the Agreement to be extended until December 31, 2019 with automatic 15-year renewal terms. In addition to its other service fees, the Company is guaranteed a minimum of $1.5 million in Additional Service Fees for 2011 under the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as exhibit 10.1 and is incorporated herein by reference.

ITEM 8.01	Other Events

On January 18, 2011, the Company issued a press release announcing that NCRS had been merged into SRM.  A copy of the press release is attached hereto as exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.                                Description of Exhibits

10.1                              First Amendment to Seattle Reproductive Medicine service agreement.

99.1                                Registrant’s Press Release dated January 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntegraMed America, Inc. (Registrant)

Date: January 21, 2011	By:	/s/Claude E. White
Claude E. White Vice President, General Counsel and Secretary